                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                       CABOT MICROELECTRONICS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

[CABOT MICROELECTRONICS LOGO]

                       CABOT MICROELECTRONICS CORPORATION
                            870 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held March 12, 2002

To our Stockholders:

     We are notifying you that the Annual Meeting of Stockholders of Cabot Microelectronics Corporation will be held on Tuesday, March 12, 2002 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 for the following purposes:

     1. To elect two directors, each for a term of three years;

     2. To ratify the selection of PricewaterhouseCoopers LLP as the company's independent auditors for fiscal 2002; and

     3. To transact other business properly coming before the meeting.

Each of these matters is described in further detail in the enclosed proxy statement. We have also enclosed a copy of our 2001 Annual Report. Only stockholders of record at the close of business on January 22, 2002 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

     Please use this opportunity to take part in our affairs by voting your shares. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible or vote electronically through the Internet or by telephone. Your proxy can be withdrawn by you at any time before it is voted.
                                          By order of the Board of Directors,

                                          /s/ Matthew Neville

                                          Chairman of the Board
Aurora, Illinois
January 29, 2002

                               TABLE OF CONTENTS

About the Meeting...........................................      1
     What is the purpose of the annual meeting?.............      1
     What are the company's voting recommendations?.........      1
     Who is entitled to vote?...............................      1
     What constitutes a quorum?.............................      1
     How do I vote?.........................................      1
     Can I vote by telephone or through the Internet?.......      2
     Can I revoke my proxy or change my vote after I return
      my proxy card or after I vote electronically or by
      telephone?............................................      2
     How do I vote my Cabot Corporation 401(k) savings plan
      shares?...............................................      2
     What vote is required to approve each matter that comes
      before the meeting?...................................      2
     What happens if additional proposals are presented at
      the meeting?..........................................      2
     Who will bear the costs of soliciting votes for the
      meeting?..............................................      3
Stock Ownership.............................................      3
     Background.............................................      3
     Certain Beneficial Owners..............................      3
     Equity Ownership of Management.........................      4
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................      5
Election of Directors.......................................      5
Ratification of the Selection of Independent Auditors.......      7
Board Structure and Compensation............................      7
     Board of Directors and Board Committees................      7
     Compensation of Directors..............................      8
     Compensation Committee Interlocks and Insider
      Participation.........................................      8
Fees of Independent Auditors and Audit Committee Report.....      9
     Fees Billed by Independent Auditors....................      9
     Report of the Audit Committee..........................      9
Executive Compensation......................................     11
     Summary of Cash and Certain Other Compensation.........     11
     Option Grants..........................................     12
     Option Exercises and Fiscal Year-End Values............     13
     Pension Plan Benefits..................................     13
     Standard Employee Benefits.............................     13
     Executive Officer Deposit Share Plan...................     13
     Change in Control and Termination of Employment
      Agreements............................................     14
Report of the Compensation Committee on Executive
  Compensation..............................................     14
Certain Relationships and Related Transactions..............     18
Performance Graph...........................................     23
2003 Annual Meeting of Stockholders.........................     24
Voting Through the Internet or by Telephone.................     24

                       CABOT MICROELECTRONICS CORPORATION
                            870 North Commons Drive
                             Aurora, Illinois 60504
                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

     The Board of Directors of Cabot Microelectronics Corporation is asking for your proxy for use at the annual meeting of our stockholders to be held on Tuesday, March 12, 2002 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy to our stockholders on or about January 29, 2002.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of two directors and the ratification of the selection of our independent auditors. In addition, our management will report on our company's performance during the fiscal year ended September 30, 2001 and respond to questions from stockholders.

What are the company's voting recommendations?

     Our board of directors recommends that you vote your shares "FOR" the election of each of the nominees named below under "ELECTION OF DIRECTORS" and "FOR" the ratification of the selection of our independent auditors.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, January 22, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

What constitutes a quorum?

     If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had approximately 24,153,867 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum.

How do I vote?

     You may vote in person at the annual meeting or you may vote by proxy by signing, dating and mailing the enclosed proxy card. If you vote by proxy, the individuals named on the card as proxy holders will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted "FOR":

- the election of the two nominees for director named below under "ELECTION OF DIRECTORS," and

- the ratification of the selection of our independent auditors.

Can I vote by telephone or through the Internet?

     If you are a record holder of our common stock (that is, if you hold your stock in your own name in the company's stock records maintained by our transfer agent, Boston Equiserve), you may vote by telephone or through the Internet by following the instructions included with your proxy card.

Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?

     Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to the Secretary of our company a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted electronically through the Internet or by telephone, you may simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

How do I vote my Cabot Corporation 401(k) savings plan shares?

     If you were previously or are employed by Cabot Corporation (formerly our sole stockholder) and you hold shares of our common stock through your participation in the Cabot Corporation Retirement Savings Plan, a tax-qualified 401(k) savings plan, you will receive one proxy for all accounts registered in the same name. If all of your accounts are not registered in the same name, you will receive a separate proxy for each account that is registered in a different name. You may use your proxy card to vote the shares allocated to your savings plan account by giving instructions to the trustee of the savings plan on your proxy card. The plan trustee will, in accordance with your instructions, vote the shares allocated to your savings plan account as of the record date. If you do not give instructions to vote your savings plan shares, the plan trustee will vote the shares credited to your account in the same proportion as those plan shares for which valid voting instructions have been received from the other participants in the savings plan. You may revoke previously delivered voting instructions by filing with our stock transfer agent either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date. Our stock transfer agent is Boston Equiserve, and its mailing address for this purpose is P.O. Box 9379, Boston, Massachusetts, 02205-9954
Attention: Proxy Services.

What vote is required to approve each matter that comes before the meeting?

     Director nominees must receive the affirmative vote of a plurality of the shares represented at the meeting, meaning that the two nominees for director with the most votes will be elected. The ratification of the selection of our independent auditors requires the affirmative vote of a majority of the shares of common stock represented at the meeting in person or by proxy. Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

What happens if additional proposals are presented at the meeting?

     Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

     Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. In addition to the mailing of these proxy materials, the company has hired the firm of D.F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $7,000.

                                STOCK OWNERSHIP

BACKGROUND

     Before our incorporation in October 1999, we had been the Microelectronics Materials Division of Cabot Corporation, a global chemical manufacturing company (referred to in this proxy statement as "Cabot Corporation"). Until our initial public offering in April 2000 (referred to as our "IPO"), we were a wholly-owned subsidiary of Cabot Corporation. After our IPO, Cabot Corporation owned approximately 80.5% of our outstanding common stock. On September 29, 2000, Cabot Corporation effected the spin-off of our company by distributing
0.280473721 shares of our common stock as a dividend on each outstanding share of Cabot Corporation common stock outstanding on September 13, 2000, or an aggregate of 18,989,744 shares of our common stock. For more information regarding our relationship with Cabot Corporation after the spin-off, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," below.

CERTAIN BENEFICIAL OWNERS

     The following sets forth, as of January 22, 2002, certain information concerning each stockholder who has filed reports on Schedules 13G with the Securities and Exchange Commission indicating that such stockholder beneficially owns 5% or more of our outstanding common stock. Unless otherwise noted, each stockholder has sole voting and investment power for all shares shown.

                                                                     NUMBER OF
                                                                SHARES BENEFICIALLY      APPROXIMATE
                      NAME AND ADDRESS                                 OWNED           PERCENT OF CLASS
                      ----------------                          -------------------    ----------------
FMR Corp....................................................        2,699,216(1)            11.2%
  82 Devonshire Street
  Boston, Massachusetts 02109
T. Rowe Price Associates, Inc...............................        1,557,497(2)             6.4%
  100 E. Pratt Street
  Baltimore, Maryland 21202

-------------------------
(1) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,790,317 shares as a result of acting as investment adviser to various funds. Edward C. Johnson 3d (Chairman of FMR Corp.) and FMR Corp. ("FMR") each has the power to dispose of the shares beneficially owned by Fidelity, but neither has the power to vote or direct the voting of those shares. The power to vote or direct the voting of the shares resides with the Board of Trustees of the funds. Fidelity Management Trust Company ("Fidelity Management"), a wholly-owned subsidiary of FMR, is the beneficial owner of 779,499 shares as a result of its serving as investment manager of the institutional accounts. Edward C. Johnson 3d and FMR, through its control of Fidelity Management, each has the dispositive power and the power to vote or to direct the voting of the shares owned by the institutional accounts. FMR voluntarily included 101,400 shares beneficially owned by Fidelity International Limited ("FIL") as though the shares were beneficially owned on a joint basis. However, FMR and FIL are separate and independent corporate entities and believe they are not acting as a "group" for purposes of Section 13(d). The number of shares indicated is based upon information reported in a Schedule 13G filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on April 10, 2001.

(2) Of the shares reported as beneficially owned, T. Rowe Price Associates, Inc. exercises (a) sole power to vote 286,471 shares, (b) shared power to vote 0 shares, (c) sole power to dispose 1,557,497 shares and (d) shared power to dispose 0 shares. The number of shares indicated is based on information reported in a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 13, 2001.

EQUITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding beneficial ownership of our outstanding common stock as of January 22, 2002, by (a) each of our directors, (b) each of the executive officers named in the Summary Compensation Table included in this proxy statement and (c) all of our directors and executive officers as a group. Unless otherwise noted, each person named in the table has sole voting and investment power for all shares shown.

     For purposes of this table, a person is deemed to be the "beneficial owner" of securities that can be acquired within 60 days from January 22, 2002 through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days of January 22, 2002 are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 24,153,867 shares of our common stock outstanding as of January 22, 2002.

                                                                                         APPROXIMATE
                                                                 NUMBER OF SHARES     PERCENT OF CLASS
NAME                                                            BENEFICIALLY OWNED    (IF MORE THAN 1%)
----                                                            ------------------    -----------------
Matthew Neville.............................................       83,679(1)                   *
Kennett F. Burnes...........................................      191,767(1)                   *
Juan Enriquez-Cabot.........................................       25,394(1)(2)                *
John P. Frazee, Jr..........................................       12,625(1)                   *
William P. Noglows..........................................       93,600(1)                   *
Ronald L. Skates............................................       13,185(1)                   *
Steven V. Wilkinson.........................................       13,125(1)                   *
Daniel J. Pike..............................................       28,984(1)                   *
Kathleen A. Perry...........................................       29,744(1)                   *
H. Carol Bernstein..........................................       12,634(1)                   *
Martin M. Ellen.............................................       15,666(1)                   *
All directors and executive
  officers as a group (16 persons)..........................      587,647(3)                 2.4%

-------------------------
* Less than 1%.

(1) Includes shares of our common stock that such person has the right to acquire pursuant to stock options exercisable within 60 days of January 22, 2002, as follows:

                                                                SHARES ISSUABLE
NAME                                                             UPON EXERCISE
----                                                            ---------------
Mr. Neville.................................................        60,000
Mr. Burnes..................................................        50,625
Mr. Enriquez-Cabot..........................................        10,625
Mr. Frazee..................................................        10,625
Mr. Noglows.................................................        50,625
Mr. Skates..................................................        10,625
Mr. Wilkinson...............................................        10,625
Mr. Pike....................................................        22,000
Ms. Perry...................................................        22,000
Ms. Bernstein...............................................        11,666
Mr. Ellen...................................................        11,666

(2) Includes 1,222 shares of our common stock directly owned by Mr. Enriquez-Cabot's spouse and 588 shares beneficially owned by his children. Does not include an aggregate of 60,777 shares of our common stock held in trusts for the benefit of Mr. Enriquez-Cabot and his children, as to which Mr. Enriquez Cabot has no voting or investment power.

(3) Includes 325,079 shares of our common stock that our directors and executive officers have the right to acquire pursuant to stock options exercisable within 60 days of January 22, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors and executive officers complied with all Section 16(a) filing requirements, with the exception of Mr. Enriquez-Cabot who inadvertently failed to timely file a Form 4 relating to the sale by a fiduciary of an aggregate of 500 shares of our common stock.

                             ELECTION OF DIRECTORS

     Our board of directors is currently comprised of seven directors. The board of directors is divided into three classes: Class I, whose terms will expire at the annual meeting of stockholders to be held in 2004; Class II, whose terms will expire at the upcoming annual meeting; and Class III, whose terms will expire at the annual meeting of stockholders to be held in 2003. Messrs. Enriquez-Cabot and Noglows are currently in Class I, Messrs. Burnes, Skates and Wilkinson are currently in Class II, and Messrs. Frazee and Neville are currently in Class III.

     On July 26, 2001, Samuel W. Bodman, who had been in Class III, resigned from the board of directors concurrently with his acceptance of a position in the Bush Administration as Deputy Secretary of Commerce. Mr. Bodman had served as a director of our company since its formation in 1999. On the date of his resignation, our board of directors was reduced in size from eight to seven directors.

     Kennett F. Burnes has notified us that he will not stand for re-election as a director at the upcoming annual meeting, and William P. Noglows has notified us that he intends to resign as a director effective sometime during the second calendar quarter of 2002. Mr. Burnes has served as a director since December 1999, including serving as Chairman from December 1999 through March 2001. Mr. Noglows has served as a director since January 2000. Mr. Burnes is a director and executive officer of Cabot Corporation, and Mr. Noglows is an executive officer of Cabot Corporation. The conclusion of their service as directors is part of the evolution of our company from a division of Cabot Corporation to our formation, IPO, and spin-off into a publicly traded, fully independent entity. Our board of directors has determined at present not to nominate a successor to Mr. Burnes; accordingly, at the time of the annual meeting, our board of directors will be reduced in size from seven to six directors. The board of directors has not yet determined whether it will fill the vacancy that will be created by Mr. Noglows' resignation.

     At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our certificate of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or the increase of the size of the board of directors.

     The board of directors has nominated and urges you to vote "FOR" the election of the two nominees named below for terms of office ending in 2005. Proxies will be so voted unless stockholders specify otherwise in their proxies.

     In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominee and may be voted for any substitute nominee. Our board of directors has no reason to believe that either nominee will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for a greater number of persons than the number of nominees named.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED BELOW.

Nominees for election at this meeting for terms expiring in 2005:

     Ronald L. Skates, 60, was elected a director of our company in April 2000. He has been a private investor since October 1999. From 1989 to October 1999, Mr. Skates served as President and Chief Executive Officer and as a director of Data General Corporation, a computer systems company. He received both his bachelor and MBA degrees from Harvard University. Mr. Skates is a director of Cabot Industrial Trust, a public real estate investment trust, and of Eastern Bank Corporation.

     Steven V. Wilkinson, 60, was elected a director of our company in April 2000. He has been retired since September 1998. Prior to retirement, he worked for Arthur Andersen LLP, where he became a partner in April 1974. Mr. Wilkinson received his BA in economics from DePauw University and his MBA from the University of Chicago.

Directors whose terms continue until 2003:

     John P. Frazee, Jr., 57, was elected a director of our company in April 2000. He has been a private investor since June 2001. From December 1999 until June 2001, he served as Chairman and Chief Executive Officer of Vast Solutions, Inc., a provider of wireless data products and services. From June 1999 to November 2000, he served as Chairman and Chief Executive Officer of Paging Network, Inc. From August 1997 to June 1999, he served as Chairman, President and Chief Executive Officer of Paging Network. From September 1993 until August 1997, Mr. Frazee managed investments as a private investor. From March 1993 until September 1993, he was President and Chief Operating Officer of Sprint Corporation. In addition to serving on our board, Mr. Frazee also serves on the board of Security Capital Group Incorporated. Mr. Frazee received his bachelor degree in political science from Randolph-Macon College.

     Matthew Neville, 47, has served as our Chairman since March 2001 and as our President and Chief Executive Officer since December 1999. He was elected a director of our company in December 1999 and has served as General Manager of our company since 1996. Mr. Neville served as a Vice President of Cabot Corporation from 1997 until April 2000, and from 1983 to 1996, Mr. Neville held various positions at Cabot Corporation, including Director of Research and Development for Cabot Corporation's Cab-O-Sil Division. Mr. Neville received his Ph.D. in chemical engineering from the Massachusetts Institute of Technology.

Directors whose terms continue until 2004:

     Juan Enriquez-Cabot, 42, was elected a director of our company in April 2000. Since June 2001, Mr. Enriquez-Cabot has been the Director of the Life Sciences Project at the Harvard Business School. From August 1997 until June 2001, Mr. Enriquez-Cabot was a researcher at Harvard University's David Rockefeller Center. From August 1996 to August 1997, he was a senior researcher at the Harvard Business School. From June 1996 to August 1997, he was a fellow at Harvard University's Center for International Affairs. From June 1994 through June 1996, he was a director of Democracy and Development, a research institution in Mexico City, Mexico. He received both his bachelor and MBA degrees from Harvard University.

     William P. Noglows, 43, was elected a director of our company in January 2000. He has served as an Executive Vice President of Cabot Corporation since March 1998 and serves as Director of Global Manufacturing and General Manager of Cabot Corporation's Carbon Black Division. From 1984 to 1998, he held various positions at Cabot Corporation, including General Manager of Cabot Corporation's Cab-O-Sil Division and Managing Director of Cabot Australasia. Mr. Noglows received his BS from the Georgia

Institute of Technology. Mr. Noglows has notified us that he intends to resign as a director sometime during the second calendar quarter of 2002 (see "ELECTION OF DIRECTORS," above).

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     PricewaterhouseCoopers LLP audited our company's financial statements for fiscal 2001, and has been selected by the audit committee of our board of directors and our board of directors to audit our company's financial statements for fiscal 2002. A representative of PricewaterhouseCoopers LLP is expected to attend the annual meeting, where he or she will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our company's independent auditors is not required by our by-laws or otherwise. However, our board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our board of directors and the audit committee will review their future selection of auditors. Even if the selection is ratified, the board and the audit committee in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

     For information regarding audit and other fees billed by PricewaterhouseCoopers LLP for services rendered in fiscal 2001, see "FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT -- Fees Billed by Independent Auditors," below.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE SELECTION OF OUR INDEPENDENT AUDITORS.

                        BOARD STRUCTURE AND COMPENSATION

BOARD OF DIRECTORS AND BOARD COMMITTEES

     Our board of directors has a standing audit committee, a standing compensation committee and a standing nominating and corporate governance committee to assist the board in the discharge of its responsibilities. During fiscal 2001, the board of directors held four meetings and took action by written consent two times. Each of our directors attended at least 75% of all the meetings of the board and those committees on which he served during fiscal 2001.

     The functions of the audit committee include recommending the annual appointment of our auditors and reviewing with our auditors the scope of audit and non-audit assignments and related fees, accounting principles we use in financial reporting, internal auditing procedures and the adequacy of our internal control procedures. The members of the audit committee are Messrs. Enriquez-Cabot, Frazee, and Wilkinson (Chairman), each of whom is an "independent" director as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A. The audit committee met five times during fiscal 2001, has met one time since fiscal year end with respect to the audit of our fiscal 2001 financial statements and related matters and has taken action by written consent one time. In fulfillment of the audit committee's responsibilities, during fiscal 2001 Mr. Wilkinson, the committee chairman, reviewed our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 and our Quarterly Reports on Form 10-Q before we filed them. He also reviewed our Annual Report on Form 10-K for the fiscal year ended September 30, 2001 before we filed it in December 2001.

     The functions of the compensation committee include reviewing and approving the compensation and benefits for our employees and consultants, administering our employee benefit plans, authorizing and ratifying stock option grants and other incentive arrangements and authorizing employment and related agreements. During fiscal 2001, the compensation committee was comprised of Messrs. Burnes (Chairman), Frazee, Skates and Wilkinson, met three times and took action by written consent three times. Effective

December 2001, Mr. Burnes resigned from the committee, which was reconstituted to consist of Messrs. Frazee, Skates (Chairman) and Wilkinson and which has met one time since fiscal year end with respect to 2001 annual bonuses, salary increases and related matters.

     The functions of the nominating and corporate governance committee include reviewing and recommending a slate of nominees for the election of directors, changes in the number, classification and term of directors and nominations by stockholders with regard to the nomination process, reviewing and recommending compensation and other matters for our directors, and general corporate governance matters. The nominating and corporate governance committee will accept nominees recommended by stockholders. However, our by-laws establish an advance notice procedure for such nominations. Generally, such notice must be received by the Secretary of our company not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. The members of the nominating and corporate governance committee are Messrs. Enriquez-Cabot, Frazee (Chairman) and Skates, and Mr. Neville attends meetings of the committee as an ex officio, non-voting member. The nominating and corporate governance committee met two times during fiscal 2001 and has met four times since fiscal year end. The committee acted by unanimous written consent to recommend the nomination of the Class II director nominees to the board of directors, subject to stockholder approval, as discussed in "ELECTION OF DIRECTORS," above.

COMPENSATION OF DIRECTORS

     Directors who are also our employees receive no additional compensation for their services as directors. Each of our directors who is not an employee of ours currently receives the following:

- upon his original appointment or election as a director, options to purchase 15,000 shares of our common stock which vest over a three year period;

- on an annual basis, options to purchase 7,500 shares of our common stock which vest over a four year period;

- a $10,000 annual fee;

- a $1,000 fee for attendance at each meeting of our board of directors or a committee of the board; and

- reimbursement of travel and other out-of-pocket costs incurred in attending meetings.

     Under our Directors' Deferred Compensation Plan, which became effective in March 2001 and which is only available to non-employee directors, each of our eligible directors elected to defer his compensation to future periods. Deferred amounts are recorded to a tracking account, the balance of which increases and decreases in accordance with changes in the market value of our common stock. A participating director is required to elect a date on which deferred compensation will begin to be distributed from the tracking account to the participant, which date generally must be at least two years after the end of the year deferrals are made. As of January 22, 2002, an aggregate of $126,000 of directors' compensation was deferred under the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the current or former members of the compensation committee are or have been employees of our company.

     Kennett F. Burnes served as Chairman of the compensation committee throughout fiscal 2001 and until his resignation from the committee in December 2001. Mr. Burnes also served as Chairman of the Board of our company from December 1999 through March 2001. Mr. Burnes has notified us that he will not stand for re-election to our board of directors. Mr. Burnes has served as Cabot Corporation's Chairman and Chief Executive Officer since May 2001, Cabot Corporation's President since 1995, and as a director of Cabot Corporation since 1992. William P. Noglows, a director of our company since January 2000, has served as an Executive Vice President of Cabot Corporation since March 1998 and held various other positions with Cabot Corporation from 1984 to 1998. Mr. Noglows has notified us that he intends to resign from our board of directors effective sometime during the second calendar quarter of 2002. Samuel
W. Bodman was a director of our company from December 1999 through July 2001 and served as Cabot Corporation's Chairman of the Board and Chief Executive Officer from 1988 through May 2001. See "ELECTION OF DIRECTORS," above.

     Matthew Neville, our Chairman since March 2001 and a director of our company, and our President and Chief Executive Officer since December 1999, served as a Vice President of Cabot Corporation from 1997 through April 2000.

     For a description of certain payments made by our company to Cabot Corporation or by Cabot Corporation to our company and certain relationships between our company and Cabot Corporation during fiscal 2001, see "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS," below.

            FEES OF INDEPENDENT AUDITORS AND AUDIT COMMITTEE REPORT

FEES BILLED BY INDEPENDENT AUDITORS

     AUDIT FEES. The aggregate fees billed by our independent auditors for professional services rendered to us in connection with the audit of the company's financial statements for the fiscal year ended September 30, 2001 and the reviews conducted by the independent auditors of the financial statements included in the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q that we were required to file during fiscal 2001 were approximately $387,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Our independent auditors did not render any information technology services to us during fiscal 2001.

     ALL OTHER FEES. The aggregate fees billed by our independent auditors for professional services rendered to us during fiscal 2001, other than the audit services referred to above, were approximately $855,000, and primarily include services rendered to us in connection with tax planning, filings and reviews.

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

REPORT OF THE AUDIT COMMITTEE

     The audit committee of the board of directors is responsible for providing independent, objective oversight of the company's accounting and system of internal controls, the quality and integrity of the company's financial reports and the independence and performance of the company's independent auditors. The audit committee is comprised of independent directors and operates under a written charter, a current copy of which is attached to this proxy statement as Appendix A.

     Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The audit committee monitors and oversees these processes.

     In this context, the audit committee has reviewed and discussed the audited financial statements for fiscal 2001 with management and with the independent auditors. Specifically, the audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which include, among other things:

- methods used to account for significant unusual transactions;

- the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

- the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

- disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The audit committee believes strongly in the principles underlying the requirement that independent auditors maintain their independence in strict compliance with applicable independence rules. The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the issue of its independence from the company and management. In addition, in accordance with the Securities and Exchange Commission's auditor independence requirements, the audit committee has considered whether the independent auditors' provision of non-audit services to the company is compatible with maintaining the independence of the auditors and has concluded that it is.

     Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

     Respectfully submitted by the audit committee,

                              Juan Enriquez-Cabot
                              John P. Frazee, Jr.
                         Steven V. Wilkinson, Chairman

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth certain compensation information for the Chief Executive Officer and our four other executive officers who were the most highly compensated for the fiscal year ended September 30, 2001 (together, the "named executive officers"). All of the information in this table reflects compensation earned by the named executive officers for services rendered to us and, prior to our IPO in April 2000, to Cabot Corporation to the extent applicable. Following the completion of our IPO in April 2000, we have been solely responsible for the benefits and compensation of our named executive officers and all of our other employees.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                                         ANNUAL
                                                      COMPENSATION                             LONG-TERM
                                                                       OTHER              COMPENSATION AWARDS
                                                                      ANNUAL                            SECURITIES    ALL OTHER
              NAME AND                                                COMPEN-        RESTRICTED STOCK   UNDERLYING     COMPEN-
         PRINCIPAL POSITION        YEAR    SALARY($)   BONUS($)      SATION($)         AWARD(S)($)      OPTIONS(#)   SATION($)(1)
---------------------------------------------------------------------------------------------------------------------------------
    Matthew Neville                2001     325,000    310,000             --                --          100,000        35,188
    President and Chief            2000     247,500    350,000             --                --           90,000        32,169
    Executive Officer              1999     190,000    100,000             --           378,000(2)            --        28,929
---
    Daniel J. Pike                 2001     211,250    120,000             --                --           54,000        17,637
    Vice President                 2000     165,000    105,000             --                --           45,000        21,522
    of Operations                  1999     146,250     60,000             --           170,100(2)            --        18,453
---
    Kathleen A. Perry              2001     169,846    187,200(3)      35,327(4)        391,875(5)        80,000         5,707
    Vice President of Research     2000          --         --             --                --               --            --
    and Development                1999          --         --             --                --               --            --
---
    H. Carol Bernstein             2001     207,500    106,000          8,000(4)             --           47,000        19,819
    Vice President, Secretary      2000      30,303     65,000(3)       7,000(4)        123,125(5)        17,500         2,563
    and General Counsel            1999          --         --             --                --               --            --
---
    Martin M. Ellen                2001     143,109    129,000(3)          --           268,280(5)        65,000        13,151
    Vice President and             2000          --         --             --                --               --            --
    Chief Financial Officer        1999          --         --             --                --               --            --
---------------------------------------------------------------------------------------------------------------------------------

---  ---

---  ---
---
---
---
---
---

-------------------------
(1) The information in the column headed "All Other Compensation" includes matching contributions to our tax-qualified savings plans (collectively referred to as "401(k) Plan") and accruals under our non-qualified supplemental savings plans (collectively referred to as "Supplemental Plan") for fiscal 2001 on behalf of the named executive officers in the following amounts:

NAME                                                            401(K) PLAN    SUPPLEMENTAL PLAN
----                                                            -----------    -----------------
Mr. Neville.................................................      $14,383           $20,200
Mr. Pike....................................................       13,044             4,200
Ms. Perry...................................................        5,400                --
Ms. Bernstein...............................................       19,433                --
Mr. Ellen...................................................       12,880                --

(2) The following named executive officers, each of whom was previously employed by Cabot Corporation, were granted shares of Cabot Corporation restricted stock in the fiscal year ended September 30, 1999 under an equity incentive plan maintained by Cabot Corporation: Mr. Neville, 20,000 shares and Mr. Pike, 9,000 shares. All of these shares became fully vested on September 29, 2000, the effective date of our spin-off from Cabot Corporation. The value of the shares of Cabot Corporation restricted stock set forth in the table was determined by subtracting the amount paid by the named executive officer to Cabot Corporation for the shares from the fair market value of the shares on the date of grant.

(3) These figures include sign-on bonuses paid to Ms. Perry in fiscal 2001 ($117,200), Ms. Bernstein in fiscal 2000 ($45,000) and Mr. Ellen in fiscal 2001 ($50,000). Ms. Perry's hire date was October 23, 2000, Ms. Bernstein's hire date was August 7, 2000, and Mr. Ellen's hire date was March 6, 2001.

(4) These figures reflect transportation allowances paid to Ms. Bernstein for fiscal 2000 and 2001 and reimbursement of relocation expenses paid to Ms. Perry in fiscal 2001.

(5) These amounts correspond to grants of restricted stock made by our company to Ms. Perry (10,000 shares), Ms. Bernstein (2,500 shares) and Mr. Ellen (4,000 shares). Of the total 16,500 shares of restricted stock awarded to the named executive officers, the aggregate restricted stock holdings for the named executive officers still subject to restrictions as of the end of fiscal 2001 consisted of 10,167 shares worth $491,168 (based upon the closing price of our common stock as of September 30, 2001 without giving effect to the diminution of value attributable to the restrictions on such stock). The outstanding restricted stock awards are eligible to receive dividends. As of January 22, 2002, the awards granted to Ms. Perry and Ms. Bernstein have vested as to two-thirds of their shares of restricted stock, with the remaining one third to vest on October 23, 2002 (in the case of Ms. Perry) and August 9, 2002 (in the case of Ms. Bernstein), and the award granted to Mr. Ellen has vested as to one-third of his shares of restricted stock, with the remaining two-thirds to vest in equal amounts on May 1, 2002 and May 1, 2003.

OPTION GRANTS

     The following table sets forth the number of shares of our common stock underlying the options granted to the named executive officers during the fiscal year ended September 30, 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------------------------
                                                        PERCENT OF
                                        NUMBER         TOTAL OPTIONS                                     GRANT
                                       OF SHARES        GRANTED TO        EXERCISE                        DATE
                                      UNDERLYING       EMPLOYEES IN        PRICE        EXPIRATION      PRESENT
    NAME                            OPTIONS GRANTED     FISCAL YEAR     PER SHARE($)       DATE       VALUE ($)(1)
----------------------------------------------------------------------------------------------------------------------
    Matthew Neville                   100,000(2)           8.6%           67.07           5/1/2008     5,021,214
----------------------------------------------------------------------------------------------------------------------
    Daniel J. Pike                     54,000(2)           4.6%           67.07           5/1/2008     2,711,456
----------------------------------------------------------------------------------------------------------------------
    Kathleen A. Perry                  33,000(3)           2.8%           39.1875       10/23/2005       968,148
                                       47,000(2)           4.0%           67.07           5/1/2008     2,359,971
----------------------------------------------------------------------------------------------------------------------
    H. Carol Bernstein                 47,000(2)           4.0%           67.07           5/1/2008     2,359,971
----------------------------------------------------------------------------------------------------------------------
    Martin M. Ellen                    35,000(3)           3.0%           67.07           5/1/2006     1,757,425
                                       30,000(2)           2.6%           67.07           5/1/2008     1,506,364
----------------------------------------------------------------------------------------------------------------------

-------------------------
(1) This amount was estimated using the Black-Scholes option pricing formula on the basis of the following assumptions: expected volatility: 97.0%; risk free rate of return: 4.0%; annualized dividend yield: 0.0%; and expected time until exercise: 5.0 years.

(2) The term of these option grants is seven years from the date of grant, which was May 1, 2001. One-quarter of these options will vest upon the first anniversary of the grant and the balance will vest in equal amounts over a three-year period thereafter.

(3) The term of these option grants is five years from the date of grant, which was October 23, 2000 (in the case of Ms. Perry) and May 1, 2001 (in the case of Mr. Ellen). One third of these options vested on the date of grant, and the balance of these options will vest in equal amounts over a two-year period thereafter.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to the exercise of stock options by our named executive officers during the fiscal year ended September 30, 2001, the number of unexercised stock options held by the named executive officers on September 30, 2001, and the value of the unexercised in-the-money stock options on that date.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                     OPTIONS AT FISCAL            IN-THE-MONEY OPTIONS AT
                             SHARES ACQUIRED       VALUE                YEAR END (#)               FISCAL YEAR-END ($)(1)
            NAME             ON EXERCISE (#)    REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------------
    Matthew Neville              --                --             60,000          130,000        1,698,600        849,300
--------------------------------------------------------------------------------------------------------------------------------
    Daniel J. Pike                8,000           507,520         22,000           69,000          622,820        424,650
--------------------------------------------------------------------------------------------------------------------------------
    Kathleen A. Perry            --                --             11,000           69,000          100,348        200,695
--------------------------------------------------------------------------------------------------------------------------------
    H. Carol Bernstein           --                --             11,666           52,834           --             --
--------------------------------------------------------------------------------------------------------------------------------
    Martin M. Ellen              --                --             11,666           53,334           --             --
--------------------------------------------------------------------------------------------------------------------------------

-------------------------
(1) We determined the value of unexercised in-the-money options as of September 30, 2001 by taking the difference between the fair market value of a share of our common stock on September 30, 2001 ($48.31) and the option exercise price of the applicable in-the-money option grant multiplied by the number of shares underlying those options as of that date.

PENSION PLAN BENEFITS

     We do not sponsor a tax-qualified or a supplemental cash balance plan. Before our IPO, our employees, including certain of our named executive officers (Messrs. Neville and Pike), participated in Cabot Corporation's tax-qualified cash balance plan. This plan provides retirement benefits to plan participants based on their compensation and years of service, expressed as an account balance. In addition, prior to our IPO, some of our named executive officers participated in Cabot Corporation's non-qualified supplemental cash balance plan, which provides supplemental retirement benefits not available under the Cabot Corporation cash balance plan by reason of limitations set by the Internal Revenue Code and the Employee Retirement Income Security Act. All of our employees stopped accruing benefits under these Cabot Corporation plans after our IPO.

STANDARD EMPLOYEE BENEFITS

     We have adopted various employee benefit plans and arrangements for the purpose of providing compensation and employee benefits to our employees, including our executive officers. These plans and arrangements include an equity incentive plan, an employee stock purchase plan, a tax-qualified savings plan and a non-qualified supplemental savings plan.

EXECUTIVE OFFICER DEPOSIT SHARE PLAN

     Our executive officers are eligible to participate in the Executive Officer Deposit Share Plan, which was adopted by the board of directors in March 2001. Under this plan, our executive officers are entitled to convert all or a portion of their after-tax bonus compensation into shares of restricted stock awarded under the Amended and Restated 2000 Equity Incentive Plan ("2000 Equity Incentive Plan"). These shares are retained on deposit with our company until the third anniversary of the date of deposit ("deposit shares"), and our company matches the deposit with a restricted stock grant equal to 50% of the shares deposited by the participant ("award shares"). If the participant is employed by our company on the third anniversary of the deposit date and the deposit shares have remained on deposit with our company through such date, the restrictions on the award shares will lapse. One executive officer is currently participating in the deposit share plan, and 369 shares (including 123 awarded shares) are currently on deposit under that plan.

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT AGREEMENTS

     The company has entered into Change in Control Severance Protection Agreements ("change in control agreements") with each of the named executive officers. Under the change in control agreements, each executive whose employment with our company terminates, other than for cause, disability, death or certain other specified reasons, within two years (in the case of Ms. Perry, Ms. Bernstein and Messrs. Pike and Ellen) or three years (in the case of Mr. Neville) after a "change in control" of our company (as such term is defined in the agreements), is entitled to a severance benefit. The severance benefit includes accrued and unpaid salary and bonuses plus two times (in the case of Ms. Perry, Ms. Bernstein and Messrs. Pike and Ellen) or three times (in the case of Mr. Neville) the executive's annual cash compensation (salary plus bonus). The severance benefit also includes health and welfare benefits for 24 months (in the case of Ms. Perry, Ms. Bernstein and Messrs. Pike and Ellen) or 36 months (in the case of Mr. Neville) following the executive's termination date.

     Under the change in control agreements, all amounts accrued or awarded to the executives under any incentive compensation or benefit plan, including options and restricted stock granted under the 2000 Equity Incentive Plan, will immediately vest on each executive's respective termination date. If a change in control occurs on or before September 29, 2002, then certain executives (Ms. Bernstein, Mr. Pike and Mr. Neville) will also receive a lump sum cash payment equal to the product of (a) the price per share that the purchaser pays for our company in the change in control transaction minus $20, multiplied by (b) the number of shares of common stock subject to the initial stock option grant by our company to that executive prior to the spin-off of our company from Cabot Corporation on September 29, 2000 (90,000, 17,500 and 45,000, in the case of Mr. Neville, Ms. Bernstein and Mr. Pike, respectively).

     The change in control agreements provide each executive a full "gross-up payment" of all excise taxes assessed on amounts received under the change in control agreements, as well as all other taxes that may become due as a result of the gross-up payment.

     The company has not entered into any termination of employment agreements with any of the named executive officers or other executive officers.

The following report of the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report or the performance graph by reference therein.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     GENERAL. The company's executive compensation program is administered by the compensation committee of the board of directors. The compensation committee is responsible for determining the level of compensation paid to our Chairman, President and Chief Executive Officer, approving the level of compensation paid to our other executive officers and determining awards under and administering the 2000 Equity Incentive Plan. The compensation committee is also responsible for reviewing and establishing all other executive compensation plans which the company may adopt from time to time.

     During fiscal 2001, the compensation committee made all decisions pertaining to the compensation of our Chairman, President and Chief Executive Officer, our named executive officers and our other executive officers. The compensation committee, which was established in April 2000 concurrent with the completion of our IPO, has made all decisions pertaining to the compensation of our executive officers since its creation.

Prior to this time, compensation decisions were made largely by Cabot Corporation in accordance with its compensation practices for its executive employees.

     COMPENSATION POLICY AND OVERALL OBJECTIVES. In determining the amount and composition of executive compensation, the committee's goal is to provide a compensation package that will enable the company to attract and retain talented executives, align compensation with business objectives and performance, and link the interests of the company's executives to the interests of the company's stockholders.

     The committee believes that each element of the compensation program should target compensation levels at rates that take into account current market practices. Offering market-comparable pay opportunities allows the company to maintain a stable, successful management team. The company's market for compensation comparison purposes is comprised of a group of technology companies, including those that develop or use chemical mechanical planarization products, as well as companies that have similar sales volumes, market capitalizations and employment levels. In evaluating this comparison group for compensation purposes, the committee exercises its discretion and makes its judgment after considering all relevant factors.

     The key elements of the company's executive compensation program are base salary, annual bonuses and long-term incentives. Each of these is addressed separately below. In determining compensation, the committee considers all elements of an executive's total compensation package, including change in control arrangements, participation in savings plans and other benefits.

     BASE SALARIES. The committee will regularly review each executive officer's base salary. The committee targets the base salary of the company's executives to be in the 50th to 75th percentile of the salary ranges of similarly positioned executives in the comparison group of companies.

     Base salaries for executive officers are initially determined by evaluating the executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven primarily by performance, and evaluated based on sustained levels of contribution to the company in the context of the company's performance-based management process.

     The factors impacting base salary levels are not assigned specific weights. Rather, the committee reviews all of the factors and makes base pay recommendations that reflect the committee's analysis of the aggregate impact of these factors.

     ANNUAL BONUSES. All employees of the company are eligible to participate in the company's cash bonus plan, with executive employee bonuses determined by the compensation committee. The committee believes that a cash bonus plan allows the company to communicate specific goals that are of primary importance during the coming year and motivates executives to achieve these goals.

     Each year, the committee establishes specific performance goals in accordance with the performance-based management process, the achievement of which determines the funding of the bonus pool. In turn, the size of the bonus pool determines the amount of the relative awards to participants. Accordingly, executives' opportunities to earn bonuses correspond to the degree to which the pre-established goals are achieved.

     In general, the committee targets the bonus awards of the company's executives to be in the 50th to 75th percentile of the bonus range of similarly positioned executives in the comparison group of companies. Actual payouts can be above or below the targeted levels, depending upon performance relative to the pre-established goals.

     At the beginning of fiscal 2001, the compensation committee established the specific performance goals upon which annual bonus awards for services rendered in fiscal 2001 by our Chairman, President and Chief Executive Officer, our named executive officers and our other executive officers would be based. Upon completion of the fiscal year, the compensation committee evaluated the performance of these executive officers in light of the pre-established performance goals and determined the amount of the bonus award to be paid to each such executive. The performance goals established by the committee for these executives included the following criteria: financial goals and business metrics such as revenue, gross margin, market share and cost management, business growth through market and technology extension, safety, improvement in technology leadership, business processes, organizational effectiveness and operational excellence.

     LONG-TERM INCENTIVES. Long-term incentives are provided to executives pursuant to the 2000 Equity Incentive Plan. The committee believes that equity-based compensation is an essential element in the company's overall compensation scheme. Equity-based compensation is emphasized in the design of the company's executive compensation program because it involves at-risk components of pay which directly link executives' interests with those of the company's stockholders.

     Initial or "new-hire" options and restricted stock may be granted to executive officers when they first join the company. Thereafter, options and restricted stock may be granted to each executive officer annually and from time to time based on performance. To enhance retention, options and restricted stock granted to executive officers are subject to vesting restrictions that generally lapse over a two- to four-year period.

     When determining awards under the 2000 Equity Incentive Plan, the committee considers the company's financial performance in the prior year, the executives' levels of responsibility, prior experience and years of service, historical award data and compensation practices at the comparison group of companies. In determining award sizes, the committee does not assign specific weights to these factors. Rather, the factors are evaluated on an aggregate basis.

     Our executive officers are also eligible to participate in the Executive Officer Deposit Share Plan. See "EXECUTIVE COMPENSATION -- Executive Officer Deposit Share Plan," above.

     CEO COMPENSATION. The compensation committee used the executive compensation practices described above to determine Mr. Neville's compensation for fiscal 2001. In addition, in setting both the cash-based and equity-based elements of Mr. Neville's compensation, the committee made an overall assessment of Mr. Neville's leadership in establishing and achieving the company's long-term and short-term strategic, operational and business goals in its first year as a fully independent company. The fact that Mr. Neville had led the company's separation from Cabot Corporation during fiscal 2000 and was instrumental in establishing confidence in our new company with investors and customers during fiscal 2001 was also taken into consideration in determining his compensation package. In addition to these factors, Mr. Neville's bonus award also reflected our achievement of certain financial objectives in fiscal 2001 despite a difficult economic environment in both the semiconductor industry and the overall global economy and our achievement of other business and organizational goals, which exceeded the pre-established goals for fiscal 2001. Based upon all of these criteria, the compensation committee set Mr. Neville's total cash compensation at $635,000 with $325,000 paid as base salary and $310,000 paid as bonus, and awarded Mr. Neville equity-based compensation in the form of stock options to purchase an aggregate of 100,000 shares of the company's common stock.

     INTERNAL REVENUE CODE SECTION 162(M). As one of the factors in its review of compensation matters, the compensation committee considers the anticipated tax treatment to our company and to our executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the compensation committee's control also affect the deductibility of compensation. For these and other reasons, the committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended. The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. During fiscal 2001, at the annual meeting of stockholders held March 13, 2001, our 2000 Equity Incentive Plan was submitted to our stockholders for approval, and our stockholders approved that plan. The 2000 Equity Incentive Plan is intended to qualify certain compensation awarded under that plan for tax deductibility under Section 162(m).

     Respectfully submitted by the compensation committee,

                         Kennett F. Burnes, Chairman(1)
                              John P. Frazee, Jr.
                         Ronald L. Skates, Chairman(2)
                              Steven V. Wilkinson
-------------------------
(1) Chairman and member until December 2001.

(2) Chairman effective December 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Before our IPO in April 2000, Cabot Corporation was our sole stockholder. After our IPO, Cabot Corporation owned approximately 80.5% of our outstanding common stock until September 29, 2000 when it effected the spin-off of our company by distributing as a dividend to its stockholders all shares of our common stock that it owned. During fiscal 2001, (and as of January 22, 2002, with respect to Messrs. Burnes and Noglows) Messrs. Bodman, Burnes and Noglows were directors of our company at the same time that they were directors (in the case of Messrs. Bodman and Burnes) and executive officers of Cabot Corporation. See "BOARD STRUCTURE AND COMPENSATION -- Compensation Committee Interlocks and Insider Participation." In addition, our relationship with Cabot Corporation following our IPO and the spin-off are governed by the agreements and other arrangements described below. Because these agreements and arrangements were entered into or structured at a time when we were a wholly-owned subsidiary of Cabot Corporation, they were not the result of arm's-length negotiations between the parties. These agreements and arrangements were made or structured in the context of an affiliated relationship and negotiated in the overall context of our separation from Cabot Corporation. The prices and other terms under these agreements and arrangements may be less favorable to us than what we could have obtained in arm's-length negotiations with unaffiliated third parties for similar products or services or under similar leases. In addition, because the quantities and some of the products required to be supplied under the fumed metal oxide agreement and fumed alumina supply agreement, and, to a lesser extent, the dispersion services agreement, are unique, it is difficult to compare those terms with those that might have been obtained from an unaffiliated third party.

Fumed Metal Oxide Agreement

     A fumed metal oxide agreement with Cabot Corporation for the supply of fumed silica and fumed alumina became effective upon the closing of our IPO and was amended on December 12, 2001 with respect to its terms for fumed alumina. Under this agreement and the fumed alumina supply agreement described below, Cabot Corporation continues to be the exclusive supplier, subject to certain terms and conditions, of fumed silica for certain of our slurry products produced as of the date of our IPO and of fumed alumina up to certain amounts for certain of our slurry products as of December 2001, while we also continue to have the flexibility to otherwise purchase from other suppliers and to evaluate technologies from any supplier for our slurry products. The agreement provides for a fixed annual increase in the price of fumed silica of approximately 2% and additional increases if Cabot Corporation's raw material costs increase. The agreement contains provisions requiring Cabot Corporation to supply us with fumed silica in specified volumes. We are obligated to purchase at least 90% of our six-month volume forecast and must pay the difference if we purchase less than that amount. In addition, we are obligated to pay all reasonable costs incurred by Cabot Corporation to provide quality control testing at levels greater than that which Cabot Corporation provides to other customers. Under the agreement and its amendment, Cabot Corporation supplies fumed alumina on terms generally similar to those described above, except that certain of the forecast requirements do not apply to fumed alumina, the price is fixed and unchanged for a base level of production, and we agreed to pay a higher incentive price for volumes above that level. The terms related to fumed alumina now provide us with the first right, subject to certain terms and conditions, to all fumed alumina that is subject to the fumed metal oxide agreement. Under this agreement and the fumed alumina supply agreement described below, Cabot Corporation is not permitted to sell fumed metal oxides to third parties for use in chemical mechanical planarization applications or engage itself in use in chemical mechanical planarization applications. We purchased approximately $49,492,000 of fumed metal oxides from Cabot Corporation under the fumed metal oxide agreement during fiscal 2001. The agreement has an initial term that expires in June 2005 and may be terminated after that date by either party on June 30 or December 31 in any year upon 18 months' prior written notice.

Fumed Alumina Supply Agreement

     Until December 2001, we purchased fumed alumina from Cabot Corporation only under the fumed metal oxide agreement. In order to meet our needs for fumed alumina given the anticipated growth in sales of fumed alumina based slurries, we entered into a fumed alumina supply agreement with Cabot Corporation on

December 12, 2001. Under this agreement, Cabot Corporation expanded its capacity in Tuscola, Illinois for the manufacture of fumed alumina and we have first right to all this capacity. The agreement provides that the price Cabot Corporation charges us for fumed alumina is based on all of its fixed and variable costs for producing the fumed alumina, plus its capital costs for expanding its capacity, plus an agreed upon rate of return on investment, plus incentive payments if Cabot Corporation produces more than a certain amount per year. The agreement has an overall ten year term, which expires in 2011, but we can choose not to renew the agreement, subject to certain terms and conditions and the payment of certain costs, after five years. This agreement did not become effective until fiscal 2002, and we paid no amounts to Cabot Corporation under it in fiscal 2001. We estimate that, during fiscal 2002, we will pay Cabot Corporation approximately $6,945,000 under this agreement.

Dispersion Services Agreement

     A dispersion services agreement with Cabot Corporation became effective upon the closing of our IPO. We continue to provide fumed metal oxide dispersion services to Cabot Corporation, including the manufacturing, packaging and testing of the dispersions. Under the agreement, Cabot Corporation supplies us with the fumed metal oxide particles necessary for the manufacture of the dispersions. The pricing of the dispersion services is determined on a cost-plus basis. Our obligation to provide Cabot Corporation with dispersions is limited to certain maximum volumes, and Cabot Corporation is obligated to supply to us certain forecasts of its expected dispersion purchases. With one exception, Cabot Corporation has agreed not to engage any third party to provide dispersion services unless we are unable to supply the requested or agreed-upon services. Cabot Corporation paid us approximately $3,231,000 for dispersion services during fiscal 2001 The agreement has an initial term that expires in June 2005 and may be terminated after that date by either party on June 30 or December 31 in any year upon 18 months' prior written notice.

Facilities Lease

     In March 2000, we began subleasing from Cabot Corporation the land and building in Barry, Wales that we utilize in our business. The lease provides for current rent payments of approximately $13,000 per quarter and requires us to pay for insurance, taxes, utilities and other services. We paid approximately $53,000 in rent under the lease during fiscal 2001. The lease will expire after ten years, subject to earlier termination under certain circumstances.

Master Separation Agreement

     A master separation agreement with Cabot Corporation provided for the transfer of the legal ownership of substantially all of the assets and liabilities of the former Microelectronics Materials Division to our company and became effective upon the closing of our IPO. We assumed all liabilities and obligations of Cabot Corporation relating to or arising out of our business operations any time on or before the date of the transfer of the former division's business operations to our company upon the closing of our IPO other than various excluded liabilities. Under the master separation agreement, Cabot Corporation transferred intellectual property rights related solely to the business conducted by us, including patents, copyrights, trademarks, technology and know-how and licenses and other rights concerning third party technology and intellectual property.

     We agreed to indemnify Cabot Corporation against any losses or actions arising out of or in connection with the liabilities assumed by our company as part of the separation, including any liabilities arising out of certain pending litigation and the conduct of our business and affairs after the date of our separation from Cabot Corporation.

Trademark License Agreement

     A trademark license agreement with Cabot Corporation governs our use of various trademarks used in our business. Under the agreement, Cabot Corporation has granted a worldwide, royalty-free license to use the trademarks in connection with the manufacture, sale or distribution of products related to our business, and we agreed to refrain from various actions that could interfere with Cabot Corporation's ownership of the trademarks. The agreement also provides that our license to use the trademarks may be terminated for various reasons, including our discontinuation of the use of the trademarks, our breach of the agreement, or a change in control of our company.

Confidential Disclosure and License Agreement

     A confidential disclosure and license agreement with Cabot Corporation governs the treatment of confidential and proprietary information, intellectual property and certain other matters. Cabot Corporation has granted us a fully paid, worldwide, non-exclusive license for Cabot Corporation's copyrights, patents and technology that were used by Cabot Corporation in connection with our activities prior to our separation from Cabot Corporation. We have granted to Cabot Corporation a fully paid, worldwide, non-exclusive license to copyrights, patents and technologies that are among the assets transferred to us under the master separation agreement and that would be infringed by the manufacture, treatment, processing, handling, marketing, sale or use of any products or services sold by Cabot Corporation for applications other than chemical mechanical planarization.

     In addition, Cabot Corporation has assigned to us an undivided one-half interest in various patents, copyrights and technology that relate to dispersion technology, which are owned by Cabot Corporation and used in Cabot Corporation's dispersion business and our business.

Tax-Sharing and Tax Reporting and Cooperation Agreements

     At the time of our IPO we entered into a tax-sharing agreement with Cabot Corporation under which our company and Cabot Corporation will make payments between them to achieve the same effects as if our company were to file separate federal, state and local income tax returns. Under the terms of the tax-sharing agreement, Cabot Corporation is required to make any payment to us for the use of our tax attributes that arose prior to the spin-off until such time as we would otherwise be able to utilize such attributes. We made no estimated tax payments to Cabot Corporation in fiscal 2001 and received tax refunds from Cabot Corporation, relating to fiscal 2000, of $2,511,000. Each member of Cabot Corporation's consolidated group is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Therefore, although the tax-sharing agreement allocates tax liabilities between our company and Cabot Corporation, during the period in which we have been included in Cabot Corporation's consolidated group, we could be liable in the event that any federal tax liability is incurred, but not paid, by any other member of Cabot Corporation's consolidated group. Under the tax-sharing agreement, we have agreed to indemnify Cabot Corporation in the event that the spin-off is not tax free to Cabot Corporation as a result of various actions taken by or with respect to the company or our failure to take various actions.

     A tax reporting and cooperation agreement with Cabot Corporation clarifies certain additional tax matters not specifically addressed by the private letter ruling issued by the Internal Revenue Service in connection with the spin-off and the tax-sharing agreement. Under this agreement, and subject to relevant tax regulations, our company will claim the benefit of all tax deductions resulting from awards granted to employees of either Cabot Corporation or our company under our 2000 Equity Incentive Plan. We also are responsible for collecting and remitting all required taxes and paying all employer taxes related to these awards.

Employee Matters Agreement

     We entered into an employee matters agreement with Cabot Corporation under which we are, with certain exceptions, solely responsible for the compensation and benefits of our employees who are former employees of Cabot Corporation. The principal exception is the retirement benefits for employees of our company. Cabot Corporation's tax-qualified retirement plans retain all assets and liabilities relating to our employees who are former employees of Cabot Corporation (subject to any distributions from the plans that are required or permitted by the plans and applicable law).

Guarantee of Employee Loans

     In fiscal 2000, Cabot Corporation fully vested the restricted shares of Cabot Corporation common stock awarded under the Cabot Corporation Long Term Incentive Program to our employees who are former employees of Cabot Corporation. As a result of this vesting, all employee loans associated with the restricted stock came due. Cabot Corporation agreed to extend the maturity date of the loans to December 29, 2000, in consideration for our guaranteeing the repayment of the loans. All employee loans were repaid to Cabot Corporation and we have no future obligation with respect to the Cabot Corporation Long Term Incentive Program.

Extension of Management Services Agreement

     A management services agreement with Cabot Corporation governed certain administrative and corporate support services provided by Cabot Corporation to us on an interim or transitional basis prior to the spin-off. The term of this agreement subsequently was extended until March 30, 2001 for certain safety, health, and environmental and information technology services provided under the original management services agreement. The provision regarding certain information technology services was subsequently extended until May 30, 2002. Cabot Corporation is entitled to charge a reasonable profit for information technology services it has performed under the agreement after March 30, 2001. Our Company paid Cabot Corporation approximately $360,000 for all management services in fiscal 2001.

Corporate Opportunities

     Our certificate of incorporation provides that we and Cabot Corporation and our respective subsidiaries may engage in the same or similar business activities and lines of business and have an interest in the same areas of corporate opportunities, and that we and Cabot Corporation will continue to have contractual and business relations with each other. Except as Cabot Corporation may otherwise agree in writing, Cabot Corporation has the right to engage in the same or similar business activities or lines of business as us; do business with any of our potential or actual customers or suppliers; and employ or otherwise engage, or solicit for such purpose, any of our officers, directors or employees. Neither Cabot Corporation nor any officer, employee or director of Cabot Corporation will be liable to us or our stockholders for breach of any fiduciary or other duty by reason of these permitted activities. Our certificate of incorporation also contains provisions that allocate potential transactions and matters that may be corporate opportunities for both us and Cabot Corporation between our company and Cabot Corporation.

     All of the corporate opportunity provisions in our certificate of incorporation expired on the completion of the spin-off on September 29, 2000, when Cabot Corporation ceased to beneficially own common stock representing at least 20% of the combined voting power of outstanding shares of our common stock.

Rights Plan

     In fiscal 2000, our board of directors adopted a rights plan. Our rights plan is designed to make it more costly and thus more difficult to gain control of our company without the consent of our board of directors. Under the rights plan, a dividend of one preferred share purchase right was declared for each outstanding share of our common stock. These rights generally become exercisable following a public announcement that, without the prior consent of our board of directors, a person or group (known as an "acquiring person") acquired 15% or more of the voting power of our common stock or the commencement of a tender offer or exchange offer that could result in any person or group becoming an acquiring person. If the rights become exercisable, they would entitle the holders (other than an acquiring person) to purchase from us or from any company that acquires us securities with a value equal to two times the exercise price of the rights. Certain persons, including members of the Godfrey L. Cabot family and various trusts, estates, corporations and other entities established for the benefit of or directly or indirectly owned by the members of the Godfrey L. Cabot family, are considered "grandfathered persons" under the rights plan and are generally excluded from the definition of acquiring person.

Indemnification

     Our bylaws and our certificate of incorporation require us to indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We have entered into indemnification agreements with all of our directors and executive officers in which we confirm that we will provide to them the indemnification rights provided for in our by-laws and agree to maintain directors' and officers' liability insurance on their behalf.

Option Agreement Amendment

     On March 21, 2001, we amended the three option agreements with a grant date of April 2000 between Samuel W. Bodman and our company. The amendment removed a time limitation in the original option agreements which would have required Mr. Bodman to either exercise his vested options within three months after his date of resignation or forfeit such options. The amended agreements now permit Mr. Bodman to exercise his vested options until the fifth anniversary of the grant date of the award, the original expiration date of each award, thereby permitting Mr. Bodman to purchase up to an aggregate of 48,750 shares of our common stock at an exercise price of $20 per share any time on or before April 4, 2005.

                               PERFORMANCE GRAPH

     The following graph illustrates the cumulative total stockholder return of our common stock during the period from our IPO through September 30, 2001 and compares it with the cumulative total return on the NASDAQ Stock Market Index and the JP Morgan H & Q Semiconductors Index. The comparison assumes $100 was invested on April 4, 2000 (the date of our IPO) in our common stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. The performance shown is not necessarily indicative of future performance.

                COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG CABOT MICROELECTRONICS CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                  AND THE JP MORGAN H & Q SEMICONDUCTORS INDEX

                              [PERFORMANCE GRAPH]

                                                             CUMULATIVE TOTAL RETURN
                       ----------------------------------------------------------------------------------------------------
                       4/4/00    4/30/00   5/31/00   6/30/00   7/31/00   8/31/00   9/30/00   10/31/00   11/30/00   12/31/00
                       ------    -------   -------   -------   -------   -------   -------   --------   --------   --------
Cabot
Microelectronics
Corporation..........  $100.00   $162.50   $163.75   $228.75   $235.00   $291.88   $240.00   $220.94    $183.75    $259.69
NASDAQ Stock Market
(U.S.)...............   100.00    92.73     81.55     95.86     90.67    101.39     88.21      80.97      62.38      59.07
JP Morgan H & Q
Semiconductors.......   100.00   107.08     95.55    105.29     92.69    109.80     85.25      75.40      54.28      57.24

                                                       CUMULATIVE TOTAL RETURN
                       ---------------------------------------------------------------------------------------
                       1/31/01   2/28/01   3/31/01   4/30/01   5/31/01   6/30/01   7/31/01   8/31/01   9/30/01
                       -------   -------   -------   -------   -------   -------   -------   -------   -------
Cabot
Microelectronics
Corporation..........  $424.07   $302.82   $221.25   $320.10   $321.30   $310.00   $351.25   $350.25   $241.55
NASDAQ Stock Market
(U.S.)...............   66.23     51.28     44.09     50.67     50.61     51.97     48.66     43.36      36.05
JP Morgan H & Q
Semiconductors.......   71.75     51.98     52.19     63.87     57.93     58.08     57.87     54.06      36.49

-------------------------
* $100 invested on April 4, 2000 in stock or index including reinvestment of dividends. Fiscal year ending September 30.

                      2003 ANNUAL MEETING OF STOCKHOLDERS

     The 2003 annual meeting of stockholders is presently scheduled to be held on March 13, 2003. Our by-laws require advance notice of the nomination, other than by or at the direction of our board of directors, of candidates for election as directors, as well as for other stockholder proposals, to be considered at annual meetings of stockholders. Any proposals of stockholders intended to be personally presented at the 2003 annual meeting must be received by the Secretary of our company for inclusion in our proxy statement and form of proxy no earlier than Tuesday, November 12, 2002 and no later than Thursday, December 12, 2002. Subject to certain exceptions set forth in our by-laws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

                  VOTING THROUGH THE INTERNET OR BY TELEPHONE

     Our stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. Those of our stockholders with shares registered directly with Boston Equiserve, the company's transfer agent, may vote telephonically by calling Boston Equiserve at (877) 779-8683, or may vote through the Internet at the following address on the World Wide Web:

     www.eproxyvote.com/ccmp

[CABOT MICROELECTRONICS LOGO]

                                                                      APPENDIX A
                                                         AUDIT COMMITTEE CHARTER

                       CABOT MICROELECTRONICS CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE

     The purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors (the "Board") of Cabot Microelectronics Corporation (the "Company") in fulfilling the Board's oversight responsibilities regarding the Company's accounting and system of internal controls, the quality and integrity of the Company's financial reports and the independence and performance of the Company's outside auditor. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the outside auditor and the financial management of the Company.

     In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the outside auditor. Nothing contained in this charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the Delaware General Corporation Law to rely, in discharging their responsibilities, on the records of the Company and on other information presented to the Committee, Board or Company by officers of employees or by outside experts such as the outside auditor.

MEMBERSHIP

     The Committee shall consist of at least three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the "independence" requirements of The Nasdaq Stock Market.

COMMITTEE ORGANIZATION AND PROCEDURES

     1. The Chair of the Committee shall be appointed by the Board by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

     2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so. Members of the Committee may participate telephonically in any meeting.

     3. The Committee shall meet as frequently as the Committee in its discretion deems desirable.

     4. The Committee may, in its discretion, include in its meetings members of the Company's management, representatives of the outside auditor, the senior internal audit manager and other personnel employed or retained by the Company. The Committee may meet with the outside auditor or the senior internal audit manager in separate executive sessions to discuss any mattes that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

     5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

RESPONSIBILITIES

     Outside Auditor

     1. The outside auditor shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. In this regard, the Committee shall select and periodically evaluate the performance of the outside auditor and, if necessary, recommend that the Board replace the outside auditor. At the election of the Committee or to the extent required by Nasdaq or the SEC, the Committee shall recommend to the Board the nomination of the outside auditor for stockholder approval at any meeting of stockholders.

     2. The Committee shall approve the fees to be paid to the outside (or other) auditor(s) and any other terms of the engagement of the outside (or other) auditor.

     3. The Committee shall receive from the outside auditor, at least annually, a written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take any appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

     Annual Audit

     1. The Committee shall meet with the outside auditor and management of the Company in connection with each annual audit to discuss the scope of the audit and the procedures to be followed.

     2. The Committee shall review and discuss the audited financial statements with the management of the Company.

     3. The Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 as then in effect including, among others, (i) the methods used to account for any significant unusual transaction reflected in the audited financial statements;
(ii) the effect of significant accounting policies in any controversial or emerging areas for which there is a lack of authoritative guidance or a consensus to be followed by the outside auditor; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements.

     4. The Committee shall, based on the review and discussions in paragraphs 10 and 11 above, and based on the disclosures received from the outside auditor regarding its independence and discussions with the auditor regarding such independence in paragraph 8 above, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

     Quarterly Review

     1. The outside auditor is required to review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of the Form 10-Q. The Committee shall discuss with management and the outside auditor in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair may represent the entire Committee for purposes of this discussion.

     Internal Controls

     1. The Committee shall discuss with the outside auditor and the senior internal audit manager, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and consider any recommendations for improvement of such internal control procedures.

     2. The Committee shall discuss with the outside auditor and with management any management letter provided by the outside auditor and any other significant matters brought to the attention of the Committee by the outside auditor as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the outside auditor.

     Internal Audit

     1. The Committee shall discuss at least annually with the senior internal audit manager the activities and organizational structure of the Company's internal audit function and the qualification of the primary personnel performing such function.

     2. Management shall furnish to the Committee a copy of each internal audit report.

     3. The Committee shall, at its discretion, meet with the senior internal audit manager to discuss any reports or any other matters brought to the attention of the Committee by the senior internal audit manager.

     4. The senior audit manager shall be granted unfettered access to the Committee.

     Other Responsibilities

     1. The Committee shall review and reassess the Committee's charter at least annually and submit any recommended changes to the Board for its consideration.

     2. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

     3. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least following its regularly scheduled meetings, to the full Board regarding the Committee's actions and recommendations, if any.

                                                                      1995-PS-02

                                   DETACH HERE

                                      PROXY

                       CABOT MICROELECTRONICS CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - MARCH 12, 2002
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of the CABOT MICROELECTRONICS CORPORATION, a Delaware corporation (the "Company"), hereby appoints Matthew Neville and H. Carol Bernstein, and each of them, proxies and attorneys-in-fact of the undersigned, each with full power of substitution, to attend and act for the undersigned at the annual meeting of stockholders to be held on Tuesday, March 12, 2002 at 8:00 a.m. local time at Cabot Microelectronics Corporation, 870 North Commons Drive, Aurora, Illinois 60504 and at any adjournments or postponements thereof, and in connection therewith to vote and represent all of the shares of common stock of the Company which the undersigned would be entitled to vote.

Each of the above named proxies at said meeting, either in person or by substitute, shall have and exercise all of the powers of said proxies hereunder. In their discretion, each of the above-named proxies is authorized to vote upon such other business incident to the conduct of the annual meeting as may properly come before the meeting or any postponements or adjournments thereof. The undersigned hereby revokes all prior proxies given by the undersigned to vote at said meeting.

If the undersigned stockholder was or is employed by Cabot Corporation and holds shares of Company common stock through participation in the Cabot Corporation Retirement Savings Plan, this card also constitutes voting instructions to the plan trustee for shares in that plan. You may direct the plan trustee how to vote your shares as you indicate on this card. If you fail to give voting instructions to the plan trustee, your shares will be voted by the plan trustee in the same proportion as shares held by the plan trustee for which valid voting instructions have been received.

IF NO INSTRUCTIONS ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS AND ANY OTHER MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING OR AT ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

 --------------                                                   -------------
|  SEE REVERSE |   CONTINUED AND TO BE SIGNED ON REVERSE SIDE    | SEE REVERSE |
|      SIDE    |                                                 |     SIDE    |
 --------------                                                   -------------

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
     -----------------                                      ----------------
     VOTE BY TELEPHONE                                      VOTE BY INTERNET
     -----------------                                      ----------------

     It's fast, convenient, and immediate!                  It's fast, convenient, and your vote is immediately
     Call Toll-Free on a Touch-Tone Phone                   confirmed and posted.
     1-877-PRX-VOTE (1-877-779-8683).

     --------------------------------------------------     --------------------------------------------------
     Follow these four easy steps:                          Follow these four easy steps:

     1. Read the accompanying Proxy Statement and           1. Read the accompanying Proxy Statement and
        Proxy Card.                                            Proxy Card.

     2. Call the toll-free number                           2. Go to the Website
        1-877-PRX-VOTE (1-877-779-8683).                       http://www.eproxyvote.com/ccmp

     3. Enter your 14-digit Voter Control Number            3. Enter your 14-digit Voter Control Number
        located on your Proxy Card above your name.            located on your Proxy Card above your name.

     4. Follow the recorded instructions.                   4. Follow the instructions provided.
     --------------------------------------------------     --------------------------------------------------

     YOUR VOTE IS IMPORTANT!                                YOUR VOTE IS IMPORTANT!
     Call 1-877-PRX-VOTE anytime!                           Go to http://www.eproxyvote.com/ccmp anytime!

                   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

                                   DETACH HERE

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE


  Our board of directors recommends that you vote your shares "FOR" the election of each of the nominees named below under
  Proposal 1 and "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as the company's independent auditors for fiscal 2002 under Proposal 2.
                                                                                                            FOR   AGAINST  ABSTAIN
  1. Approval of the election to the board of directors of       2. Ratification of the selection of
     (01) Ronald L. Skates and (02) Steven V. Wilkinson             PricewaterhouseCoopers LLP as the      [   ]   [   ]    [   ]
     for terms expiring in 2005.                                    Company's independent auditors for
                                                                    fiscal 2002.
      For Both                            Withhold
  (except as marked   [   ]        [   ]  Authority
   to the contrary)                       For Both
                                                                    The persons named in this proxy also may vote, in their
                                                                    discretion, upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.
  [   ] ___________________________________________
  (Instruction: To withhold authority to vote for
  either nominee, write that nominee's name in the
  space provided above.)
                                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT              [   ]


                                                                 PLEASE COMPLETE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                                                                 ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                                                 IMPORTANT: Please date this proxy and sign exactly as your name appears on this proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president, or authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: __________________________  Date: ________________    Signature: __________________________  Date: ________________
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